As filed with the Securities and Exchange Commission on March 29, 2023

Registration No. 333-[●]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Stronghold Digital Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	86-2759890
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

595 Madison Avenue, 29th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

STRONGHOLD DIGITAL MINING, INC. OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Gregory A. Beard
Chief Executive Officer
595 Madison Avenue, 29th Floor
New York, New York 10022
(Name and address of agent for service)

(212) 967-5294
(Telephone number, including area code, of agent for service)

Copies to:

Daniel M. LeBey
Shelley A. Barber
Vinson & Elkins L.L.P.
1114 Avenue of the Americas, 32nd Floor
New York, New York 10036
(804) 327-6300

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).    ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering the offer and sale of an additional 6,000,000 shares of Class A common stock, $0.0001 par value per share (the “Common Stock”) of Stronghold Digital Mining, Inc., a Delaware corporation (the “Registrant”), that may be issued pursuant to the Stronghold Digital Mining, Inc. Omnibus Incentive Plan (as amended from time to time, the “Plan”). Except as otherwise set forth below, the contents of the registration statement on Forms S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2021 (File No. 333-260497), which registered the offer and sale of 5,069,517 shares of Common Stock under the Plan, is incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 29, 2022;

(b)	The Registrant’s Quarterly Reports on Form 10-Q filed with the Commission on May 16, 2022, August 18, 2022, and November 10, 2022;

(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 6, 2022, February 4, 2022, April 14, 2022, April 22, 2022, May 19, 2022, June 22, 2022, July 25, 2022, August 22, 2022, September 19, 2022, October 14, 2022, November 1, 2022, December 6, 2022, December 9, 2022, December 21, 2022, December 29, 2022, January 3, 2023, January 13, 2023, February 7, 2023, February 24, 2023, March 13, 2023, March 21, 2023, and March 22, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K);

(d)	All other reports, if any, filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act; and

(e)
Description of the Registrant’s Common Stock included under the caption “Description of Securities” contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 19, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description
4.1
Second Amended and Restated Certificate of Incorporation of Stronghold Digital Mining, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40931) filed on October 25, 2021).

4.2	Amended and Restated Bylaws of Stronghold Digital Mining, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40931) filed on October 25, 2021).

4.3	Stronghold Digital Mining, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40931 filed on October 25, 2021).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Urish Popeck & Co., LLC.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

107.1*	Calculation of Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on March 29, 2023.

Stronghold Digital Mining, Inc.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer and Co-Chairman

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Beard as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on March 29, 2023.

Signatures	Title

/s/ Gregory A. Beard	Chief Executive Officer and Co-Chairman
Gregory A. Beard	(Principal Executive Officer)

/s/ Matthew J. Smith	Chief Financial Officer and Director
Matthew J. Smith	(Principal Financial Officer and Principal Accounting Officer)

/s/ William B. Spence	Co-Chairman
William B. Spence

/s/ Sarah P. James	Director
Sarah P. James

/s/ Thomas J. Pacchia	Director
Thomas J. Pacchia

/s/ Thomas R. Trowbridge, IV	Director
Thomas R. Trowbridge, IV

/s/ Indira Agarwal	Director
Indira Agarwal

/s/ Thomas Doherty	Director
Thomas Doherty